EXHIBIT 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. APPOINTS DENNIS A. WONG TO ITS BOARD OF DIRECTORS

Tampa, FL – August 12, 2015 – 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (the “Company”), a property and casualty insurance holding company offering specialty insurance to individual and commercial customers in Louisiana and Texas through its wholly-owned subsidiary, Maison Insurance Company, today announced that it has appointed Mr. Dennis A. Wong to the Company’s Board of Directors. Mr. Wong has over 20 years’ experience in the insurance industry and a background in public accounting and finance. Mr. Wong will serve as an independent director; with his addition, the Company’s Board will have seven directors.

Gordon G. Pratt, Chairman of the Board, stated, “We are so pleased to welcome Dennis to the Company’s Board of Directors. His extensive background and knowledge of property and casualty insurance combined with his accounting, finance, and reinsurance experience will lend itself nicely to the boardroom. We believe his analytical, operational, and project management skills will prove valuable to the Company as well.”

 Since 2005, Mr. Wong has served as the owner of and a consultant with Insurance Resolution Group, a consulting firm focused on providing strategic advisory and financial consulting for domestic and international insurance carriers. From 1997 to 2005, Mr. Wong worked in a variety of corporate roles with Kemper Insurance Companies, a leading national insurance provider, including as Chief Financial Officer of its international operations. From 1991 to 1997, Mr. Wong worked as a public accountant with KPMG LLP, where he specialized in accounting and operational advisory services for the insurance industry. Mr. Wong obtained a Bachelor of Arts degree in Economics with an Accountancy Cognate from the University of Illinois. Mr. Wong is a Certified Public Accountant.

Mr. Wong stated, "I am looking forward to joining the Board of PIH, and working with the management team to build shareholder value as the Company continues to expand its presence in coastal markets."

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. The Company provides property and casualty insurance in Louisiana and Texas through its wholly-owned subsidiary Maison Insurance Company. The Company’s insurance offerings for personal and commercial customers currently include homeowners, wind and hail only, manufactured home and dwelling fire policies. The Company differentiates itself through its expertise in property underwriting in niche, coastal markets.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about 1347 Property Insurance Holding, Inc., including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, can be found at the U.S. Securities and Exchange Commission's website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Terry Downs
Chief Executive Officer		Associate
(813) 579-6210 / draucy@maisonins.com		(212) 836-9615 / tdowns@equityny.com